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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Constellation 3D, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 21, 2001 (except for Note 11(c) which is as of March 11, 2001 and Note 11(d) which is as of March 29,
2001) relating to the consolidated financial statements of Constellation 3D,Inc. (the "Company") and its subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

BDO Seidmen, LLP

March 26, 2002